Exhibit  21

                               SEMELE GROUP, INC.
                              LIST OF SUBSIDIARIES

1.     AFG  ASIT  Corporation,
       MA
2.     AFG  International  Limited  Partnership  I
       MA
3.     AFG  Regent  Trust  Sydney

4.     AFG  International  Limited  Partnership  II
       MA
5.     AFG  Regent  Trust  Washington

6.     AFG  Realty/  BU  Limited  Partnership
       MA
7.     AFG/  Eireann  Holdings  Limited  Partnership
       MA
8.     Ariston  Corporation
       MA
9.     EFG  Kirkwood  LLC
       MA
10.     Equis  II  Corporation
        MA
11.     Old  North  Capital  Limited  Partnership
        MA
12.     AFG  Investment  Trust  A
        MA
13.     AFG  Investment  Trust  B
        MA
14.     AFG  Investment  Trust  C
        MA
15.     AFG  Investment  Trust  D
        MA
16.     MILPI  Holdings  LLC
        MA
17.     MILPI  Acquisition  Inc.
        MA
18.     PLM  International,  Inc.
        MA
19.     BMIF/BSLF  II  Rancho  Malibu  LP
        MA
20.     BSLF  II  Rancho  Malibu  Corporation
        MA
21.     Kelowna  Valley  Projects,  Inc.